UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 27, 2005, Russ Berrie and Company, Inc. (the “Company”) entered into an employment agreement (the “Agreement”), effective August 1, 2005 (the “Effective Date”), with Anthony Cappiello, with respect to his employment as Executive Vice President and Chief Administrative Officer of the Company.  In accordance with the terms of the Agreement, Mr. Cappiello will be entitled to an annual base salary of $325,000.  Mr. Cappiello will also be entitled to participate in the Company’s Incentive Compensation Program (“IC Program”), with an Applicable Percentage (as defined in the IC Program) for 2005 of 50% and an IC Factor (as defined in the IC Program) of $162,500, pro-rated based on the Effective Date (for total potential incentive compensation under the IC Program of $101,562.50 for 2005 and $243,750 for 2006, assuming no change in Applicable Percentage or base salary); provided, however, that $65,000 of his potential incentive compensation for each of 2005 and 2006 is guaranteed to be paid (pro-rated based on the Effective Date for 2005).  In addition, after 3 months of continuous employment, Mr. Cappiello will be granted 50,000 stock options pursuant to the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan.  Future option grants will be at the discretion of the Compensation Committee of the Board of Directors of the Company.

Mr. Cappiello is also entitled to participate generally in all retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, and will receive a car allowance.  Mr. Cappiello is a participant in the Company’s Change of Control Severance Plan.

In accordance with the Agreement, in the event that Mr. Cappiello’s employment with the Company is terminated for any reason other than for cause, except in the case of his own voluntary resignation or in connection with a Change in Control in the Company, as defined in the Company’s Change of Control Severance Plan (in which case severance will be governed by the terms of such plan), he will be eligible to receive severance in accordance with the following schedule: (i) during the first 8 months following such termination, severance pay at the rate of 100% of his annual base salary in effect on the termination date (the “Termination Amount”), (ii) during the 9th and 10th months following such termination, severance pay at the rate of 75% of the Termination Amount, and (iii) during the 11th and 12th months following such termination, severance pay at the rate of 50% of the Termination Amount.  All severance payments will be paid over the course of the severance period.  During such severance period, Mr. Cappiello will be entitled to continue to participate in Company insurance plans (and will continue to receive his car allowance).  All severance payments and benefits, however, will terminate if Mr. Cappiello obtains gainful employment during the severance period.

Section 8 — Other Events

Item 8.01  Other Events

On August 1, 2005, the Company issued a press release announcing the hiring of Mr. Cappiello as Executive Vice President and Chief Administrative Officer.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 10.94	Employment Agreement dated July 27, 2005, effective August 1, 2005, between Russ Berrie and Company, Inc. and
Mr. Anthony Cappiello.

Exhibit 99.1	Press Release, dated August 1, 2005, announcing the hiring of Mr. Anthony Cappiello as Executive Vice President and Chief Administrative Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
John D. Wille
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 10.94	Employment Agreement dated July 27, 2005, effective August 1, 2005, between Russ Berrie and Company, Inc. and
Mr. Anthony Cappiello.

Exhibit 99.1	Press Release, dated August 1, 2005, announcing the hiring of Mr. Anthony Cappiello as Executive Vice President and Chief Administrative Officer.